Exhibit 99.1

For Immediate Release

PLX PHARMA INC. PRICES $63 MILLION

UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK

Sparta, New Jersey (March 3, 2021) - PLx Pharma Inc. (NASDAQ: PLXP) (“PLx” or the “Company”), a late-stage specialty pharmaceutical company focused on its clinically-validated and patent-protected PLxGuard™ drug delivery platform designed to provide more effective and safer products, today announced the pricing of an underwritten public offering of 7,875,000 shares of its common stock, offered at a price of $8.00 to the public. Additionally, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,181,250 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the shares in the offering are being offered by the Company. The offering is expected to close on or about March 5, 2021, subject to customary closing conditions. The gross proceeds to the Company from this offering are expected to be approximately $63 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. This amount assumes no exercise of the underwriters’ option.

The Company intends to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include additions to working capital and capital expenditures.

Raymond James & Associates, Inc. and Oppenheimer & Co. Inc. are acting as joint book-running managers for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-230478) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 4, 2019. A preliminary prospectus supplement relating to the offering was filed with the SEC on March 2, 2021 and is available on the SEC’s website at www.sec.gov. The final prospectus supplement relating to the offering will be filed with the SEC and will also be available on the SEC’s web site at www.sec.gov.  Before investing in the offering, you should read the prospectus supplement and the accompanying prospectus in their entirety as well as the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the Company and the offering. Copies of the final prospectus supplement and accompanying prospectus , when available, may also be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863 or by e-mail at prospectus@raymondjames.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY, 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com..

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PLx Pharma Inc.

PLx Pharma Inc. is a late-stage specialty pharmaceutical company focused on its clinically-validated and patent-protected PLxGuard™ drug delivery platform to provide more effective and safer products. The PLxGuard drug delivery platform works by targeting the release of active pharmaceutical ingredients to various portions of the gastrointestinal (GI) tract. PLx believes this platform has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce the risk of stomach erosions and ulcers associated with certain drugs.

To learn more about PLx Pharma Inc. and its pipeline, please visit www.plxpharma.com.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any products or drug candidates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to PLx may identify forward-looking statements. PLx cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by PLx to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of PLx’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property, risks that PLx may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect PLx’s business, financial conditions and results of operations are contained in PLx’s filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at www.sec.gov. Other risks and uncertainties are more fully described in PLx’s Form 10-K for the year ended December 31, 2019 filed with the SEC on March 13, 2020, and in other filings that PLx has made or will make going forward. The forward-looking statements represent PLx’s estimate as of the date hereof only, and PLx specifically disclaims any duty or obligation to update forward-looking statements.

Contact

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: PLx Pharma Inc.